                            PARTICIPATION AGREEMENT

                                  [NW 1990 A]

                  THIS PARTICIPATION AGREEMENT [NW 1990 A] dated as of August 23, 1990, among (i) Northwest Airlines, Inc., a corporation existing pursuant to the laws of the State of Minnesota (herein called "Lessee"), (ii) the institution listed on Schedule I hereto and identified therein as the "Owner Participant" which executes and delivers a counterpart of this Agreement and of the Trust Agreement (as hereinafter defined) on or prior to the Delivery Date referred to below (herein called the "Owner Participant"), (iii) the institutions listed on Schedule I and identified therein as "Loan Participants", (iv) The First National Bank of Boston, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called the "Owner Trustee"), and (v) The Connecticut Bank and Trust Company, National Association, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (as hereinafter defined) (herein, in such latter capacity together with any successor indenture trustee, called the "Indenture Trustee");

                                  WITNESSETH:

                  WHEREAS, pursuant to the Purchase Agreement (as such term is defined in the Lease hereinafter referred to) between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing 747-451 aircraft, including the Aircraft which has been delivered by the Manufacturer to Lessee and is the subject of this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement,

                              (i) Lessee and the Owner Trustee are entering
                  into a Purchase Agreement Assignment [NW 1990 A], dated as of the date hereof (herein called the "Purchase Agreement Assignment"), whereby Lessee assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

                             (ii) the Manufacturer has executed the Consent and
                  Agreement [NW 1990 A] (herein called the "Consent and Agreement"), substantially in the form attached to the Purchase Agreement Assignment (herein called the "Consent and Agreement").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into a Trust Agreement [NW 1990 A], dated as of the date hereof (said Trust Agreement, as the same may be amended or supplemented from time to time, being herein called the "Trust Agreement", such term to include, unless the context otherwise requires, any Trust Supplement referred to below), with the Owner Trustee, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.1 thereof (herein called the "Trust Estate") for the use and benefit of the Owner Participant;

                  WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Security Agreement [NW 1990 A], dated as of the date hereof (said Trust Indenture and Security Agreement, as the same may be amended or supplemented from time to time, being herein called the "Trust Indenture" such term to include, unless the context otherwise requires, the Trust Supplement referred to below) pursuant to which the Owner Trustee issues to each of the Loan Participants one or more secured certificates (herein called collectively, the "Secured Certificates", and individually, a "Secured Certificate") as evidence of the Owner Trustee's indebtedness to the Loan Participants arising from the Loan Participants' making secured loans to the Owner Trustee to finance a portion of the Owner Trustee's purchase of the Aircraft, which Secured Certificates are to be secured by the mortgage and security interests created by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver a Trust and Indenture Supplement substantially in the form of Exhibit A to the Trust Indenture (the "Trust Supplement") covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee have entered into the Lease Agreement [NW 1990 A], dated as of the date hereof (such Lease Agreement, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof and this Agreement, herein called the "Lease", such term to include, unless the context otherwise requires, the Lease Supplement referred to below), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee the Aircraft on the date (the "Delivery Date") that the Aircraft is sold and delivered by Lessee to the Owner Trustee under the Bill of Sale, and accepted by the Owner Trustee for all purposes of the Lease, such acceptance to be evidenced by the execution of the Trust Supplement covering the Aircraft, and such lease to be evidenced by the execution and delivery of a Lease Supplement covering the Aircraft;

                  WHEREAS, certain terms are used herein as defined in Section 13(a) hereof;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                  SECTION 1. Participations in Lessor's Cost of the Aircraft.
(a) Participation by Loan Participants. Subject to the terms and conditions of this Agreement, each Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called a "Loan") in the amount set forth on Schedule II opposite the name of such Loan Participant. Each Loan Participant shall make such Loan to the Owner Trustee on a date to be designated pursuant to

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

Section 2 hereof, but in no event later than August 31, 1990, by transferring to the account of the Owner Trustee at Bankers Trust Company, New York, New York (ABA No. 02-100-1033), not later than 10:30 a.m., New York City time on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the Loan Participant's name in Schedule II hereto.

                  Upon the occurrence of the above transfers by the Loan Participants to the Owner Trustee, to evidence the obligation of the Owner Trustee to repay the Loans together with interest thereon, the Owner Trustee, at the direction of the Owner Participant, shall issue Secured Certificates to the Loan Participants under the Trust Indenture to evidence the obligation of the Owner Trustee to repay the Loans together with interest thereon. The Owner Trustee agrees to pay the Secured Certificates in installments in the amounts and on the dates provided in the Trust Indenture together with interest thereon and all other amounts payable with respect thereto, all as more fully provided in the Trust Indenture.

                  (b) Participation by Owner Participant. Subject to the terms and conditions of this Agreement, the Owner Participant hereby agrees to participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft on a date to be designated pursuant to Section 2 hereof, but in no event later than August 31, 1990, by transferring to the account of the Owner Trustee at Bankers Trust Company, New York, New York (ABA No. 02-100-1033), not later than 10:30 a.m., New York City time, on the Delivery Date immediately available funds in Dollars in the amount set forth opposite the Owner Participant's name in Schedule II hereto.

                  (c) General Provisions. The amount of the participation of each of the Loan Participants and the Owner Participant to be made as provided above in the payment of Lessor's Cost for the Aircraft is hereinafter called such party's "Commitment" for the Aircraft. In case any of the Loan Participants or the Owner Participant shall default in its obligation under the provisions of this Section 1, no other such party shall have any obligation to make any portion of such defaulted amount available or to increase the amount of its Commitment and the obligation of such nondefaulting party shall remain subject to the terms and conditions set forth in this Agreement. Upon receipt by the Owner Trustee of all amounts to be furnished to it on the Delivery Date pursuant to this Section 1 and the satisfaction of the conditions set forth in
Section 4 hereof, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, and the Owner Trustee shall purchase and take title to and accept delivery of the Aircraft. In consideration of the transfer of title to and delivery of the Aircraft to the Owner Trustee, the Owner Trustee shall, simultaneously with such transfer of title and delivery, pay to Lessee from the amounts so furnished it by the Participants, the Lessor's Cost of the Aircraft.

                  (d) Determination of Interest Rate. The Debt Rate applicable to the Secured Certificates for each Interest Period and the length of each Interest Period shall be determined by Lessee on behalf of the Owner Trustee in accordance with Section 2.02 of the Trust Indenture.

                  SECTION 2. Lessee's Notice of Delivery Date. Lessee agrees to give each Participant, the Owner Trustee and the Indenture Trustee at least two Business Days' telex, telegraphic or other written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for such Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by Section 1 shall constitute a waiver of such notice.

                  SECTION 3. Instructions to the Owner Trustee. The Owner Participant agrees that its releasing the amount of its Commitment for the Aircraft to the account of the Owner Trustee in accordance with the terms of
Section 1 shall constitute, subject to satisfaction or waiver of the conditions set forth in Section 4(a), without further act, authorization and direction by the Owner Participant to the Owner Trustee:

                  (i)  to pay to Lessee the Lessor's Cost for the Aircraft;

                  (ii) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Bill of Sale;

                 (iii) to accept from Lessee the Bill of Sale and the FAA Bill of Sale for the Aircraft referred to in Section 4(a)(v)(8) and 4(a)(v)(9);

                  (iv) to execute an Aircraft Registration Application, the Lease Supplement and the Trust Supplement, in each case covering the Aircraft;

                   (v) to borrow from the Loan Participants to finance a portion of the Lessor's Cost for the Aircraft and to issue to the Loan Participants Secured Certificates in aggregate principal amount equal to the amount borrowed, pursuant hereto and to the Trust Indenture; and

                  (vi) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

                  SECTION 4. Conditions. (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the obligations of each of the Loan Participants and the Owner Participant to participate in the payment of Lessor's Cost and to make available the amount of its respective Commitment are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (v)(6), (x) (insofar as it relates to representations and warranties contained in the Tax Indemnity Agreement), (xx), (xxv) (insofar as it relates to the Loan Participants), (xxvi) and (xxvii) shall not be a condition precedent to the obligations of the Loan Participants, and paragraphs (iv), (x) (insofar as it relates to the Owner Participant), (xiv) and (xvii) shall not be a condition precedent to the obligation of the Owner Participant:


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

                   (i) The Loan Participants and the Owner Participant shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

                  (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which, in the opinion of such Loan Participant or the Owner Participant, as the case may be, or their respective counsel, would make it a violation of law or regulations or guidelines for such Loan Participant or the Owner Participant to make its Commitment available in accordance with Section 2 hereof or, in the case of such Loan Participant, to acquire a Secured Certificate or to realize the benefits of the security afforded by the Trust Indenture.

                 (iii) In the case of the Owner Participant, the Loan Participants shall have made available the amount of their Commitments for the Aircraft in accordance with Section 1 hereof.

                  (iv) In the case of the Loan Participants, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                   (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Loan Participants and the Owner Participant and shall be in full force and effect and executed counterparts shall have been delivered to the Loan Participants and the Owner Participant, or their respective counsel, provided that only each Loan Participant shall receive an executed original of its respective Secured Certificate and provided further that a copy of the Purchase Agreement shall only be delivered to and retained by the Owner Trustee (but the Indenture Trustee shall also retain a copy of the Purchase Agreement which may be inspected and reviewed by the Indenture Trustee if and only if there shall occur and be continuing an Event of Default under the Lease), and the Tax Indemnity Agreement shall only be delivered to Lessee and the Owner Participant and their respective counsel:

                           (1) the Purchase Agreement (insofar as it relates to the Aircraft);

                           (2)      the Purchase Agreement Assignment;

                           (3)      the Lease;

                           (4) a Lease Supplement covering the Aircraft dated the Delivery Date;

                           (5)      the Tax Indemnity Agreement;

                           (6)      the Trust Agreement;

                           (7) a Trust Supplement covering the Aircraft dated the Delivery Date;

                           (8)      the Bill of Sale;

                           (9)      the FAA Bill of Sale;

                           (10) an acceptance certificate covering the Aircraft
                  in the form agreed to by the Loan Participants, the Owner Participant and Lessee (herein called the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which may be a representative of Lessee, and by such representative on behalf of Lessee;

                           (11)     the Trust Indenture;

                           (12)     the Secured Certificates; and

                           (13)     the Consent and Agreement.

         All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "Operative Documents" and, individually, as an "Operative Document".

                  (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture that are not covered by the recording system established by the Federal Aviation Act, shall have been executed and delivered by the Owner Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Loan Participants shall have been executed and delivered by Lessee or the Owner Trustee and duly filed.

                 (vii) The Loan Participants and the Owner Participant shall have received the following, in each case in form and substance satisfactory to it:

                           (1) a certified copy of the Certificate of
                  Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee, certified by a Vice President, the Secretary or an Assistant Secretary of Lessee, duly authorizing the sale of the Aircraft and the lease by Lessee of the Aircraft under the Lease and the execution, delivery and performance by Lessee of this Agreement, the Bill of Sale, the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on or before the Delivery Date in accordance with the provisions hereof and thereof;

                           (2) such other documents and evidence with respect
                  to Lessee, the Manufacturer, the Owner Trustee, the Owner Participant, the Indenture Trustee, and the Loan Participants as the Loan Participants or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith; and

                           (3) a certificate of Lessee as to the person or
                  persons authorized to execute and deliver this Agreement, the Purchase Agreement Assignment, the Lease, the Lease Supplement covering the Aircraft and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signatures of such person or persons.

                (viii) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                  (ix) On the Delivery Date the following statements shall be true, and the Loan Participants and the Owner Participant shall have received evidence satisfactory to it to the effect that:

                           (1) the Owner Trustee has good and marketable title
                  (subject to filing and recording the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft on such Delivery Date, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interests created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement, and Liens permitted by clause (v) of Section 6 of the Lease;

                           (2) the Aircraft has been duly certified by the
                  Federal Aviation Administration (or there shall have been received adequate assurances from the Federal Aviation Administration that the certification will be issued as soon as the registration of the Aircraft is complete) as to type and airworthiness in accordance with the terms of the Lease; and

                           (3) application for registration of the Aircraft in
                  the name of the Owner Trustee has been duly made with the Federal Aviation Administration.


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

                   (x) On the Delivery Date, (A) the representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), and (B) no event shall have occurred and be continuing, or would result from the purchase, sale or lease of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture, except that the Aircraft may be operated outside the United States prior to receipt of a flying time wire, if necessary, all steps to obtain the issuance of which will have been, on the Delivery Date, taken or caused to be taken by Lessee.

                  (xi) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant and the Owner Trustee, and reasonably satisfactory as to scope and substance to the Loan Participants and the Owner Participant, from Messrs. Cadwalader, Wickersham & Taft, special counsel for Lessee, as to New York and certain federal law matters, and Lessee's in-house or other counsel, as to Minnesota and certain federal law matters, to the collective effect that:

                           (1) Lessee is a corporation duly organized and
                  validly existing pursuant to the laws of the State of Minnesota and has the corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations under the Lessee Documents. Lessee is an "air carrier" within the meaning of the Federal Aviation Act holding a certificate issued pursuant to Section 401 thereof;

                           (2) the execution, delivery and performance of the
                  Lessee Documents by Lessee have been duly authorized by all necessary corporate action on the part of Lessee, do not require any approval of stockholders of Lessee or, to the knowledge of such counsel, any approval or consent of any trustee or holders of any indebtedness or obligations of Lessee (or that any such approval or consent as is required has been obtained), and neither the execution and delivery of any thereof by Lessee nor the performance by Lessee of its obligations thereunder (A) contravenes any law, governmental rule or regulation or, to the knowledge of such counsel, judgment or order applicable to or binding on Lessee or (B) to the knowledge of such counsel, contravenes or results in any breach of, or constitutes any default under, or results in the creation of any Lien (other than Permitted Liens) upon any property of Lessee under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or any other agreement or instrument, corporate charter, by-law or permit issued by any Minnesota or United States governmental authority to which Lessee is a party or by which Lessee or its properties may be bound or affected;

                           (3) neither the execution and delivery by Lessee of
                  the Lessee Documents nor the performance by Lessee of its obligations thereunder requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any Federal or state governmental authority in the United States, except for (A) the registration of the Aircraft (including the placement on board of the owner's copy of the application for registration of the Aircraft and, if necessary, a flying time wire), recordations and other actions referred to in paragraph 5 below, (B) the maintenance of an airworthiness certificate with respect to the Aircraft, (C) such other approvals as might be required under then existing law in the event of change of the citizenship of the Owner Trustee, the reregistration or change in registration of the Aircraft or the substitution of another party for the Owner Trustee and
                  (D) periodic or other reporting requirements under 14 CFR
                  Section 47.51 required after the commencement of the Term of the Lease in connection with the foregoing;

                           (4) the Purchase Agreement (insofar as it relates to
                  the Aircraft) has been duly entered into and delivered by Lessee, and each of the other Lessee Documents has been duly entered into and delivered by Lessee and each of such other Lessee Documents constitutes the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with its respective terms, except as limited by
                  (A) general principles of equity, (B) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally, (C) applicable laws which may affect the remedies provided in the Lease, which laws, however, do not in the opinion of such counsel make the remedies provided in the Lease inadequate for the practical realization of the benefits provided thereby, but no opinion is expressed as to the amount or priority of any recovery under any particular circumstances, in particular, no opinion is expressed as to the effect on such remedies of Section 1-201(37) of the Uniform Commercial Code, as in effect in any jurisdiction, and (D) in the case of indemnity provisions contained in such documents, as limited by public policy considerations; and

                           (5) subject to the registration of the Aircraft with
                  the Federal Aviation Administration in the name of the Owner Trustee, and assuming the due and timely filing for recordation in accordance with the provisions of the Federal Aviation Act, of (A) the FAA Bill of Sale, (B) the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof and (C) the Trust Indenture with the Trust Agreement and the Trust Supplement attached thereto and made a part thereof, with respect to such portion of the Aircraft as is covered by the recording system established by the Federal Aviation Administration pursuant to Section 503(a) of the Federal Aviation Act by virtue of the same constituting an "aircraft" or an "aircraft engine" as defined in the Federal Aviation Act, no further filing or recording of any document (including any financing statement with respect to the Lease under Article 9 of the Uniform Commercial Code of

                  Massachusetts or Minnesota), is necessary in any applicable jurisdiction within the United States in order (x) to establish the Owner Trustee's title to such portion of the Aircraft as against Lessee or any third parties or (y) to create and perfect the Indenture Trustee's security interest in such portion of the Aircraft as against the Owner Trustee or any third parties. With respect to such portion of the Aircraft, if any, as may not be deemed to constitute an "aircraft" or "aircraft engine" as defined in the Federal Aviation Act, except for the filing of financing statements in the States of Massachusetts and Minnesota and such other states as may be specified in such counsel's opinion, and for the filings of periodic continuation statements with respect to such filings as and when required, (x) under the federal laws of the United States and the laws of the State of New York no filing or recording of any document (including any financing statement) is necessary under Article 9 of the Uniform Commercial Code in order to establish the Owner Trustee's title to such portion of the Aircraft as against Lessee and any third parties in any applicable jurisdiction within the United States, and (y) under the federal laws of the United States and the laws of the State of New York no filing or recording of any document (including any financing statement) is necessary or advisable under Article 9 of the Uniform Commercial Code in order to create or perfect the Indenture Trustee's security interest in such portion of the Aircraft as against the Owner Trustee and any third parties in any applicable jurisdiction within the United States.

         The opinion contemplated by this paragraph (xi) shall be to such further effect with respect to such other matters as the Loan Participants or the Owner Participant may reasonably request. Such opinion with respect to the matters specified in this paragraph (xi) may rely exclusively (A) upon the opinion of special counsel in Oklahoma City, Oklahoma, referred to in paragraph (xv) of this Section 4(a) with respect to the matters stated therein, and (B) upon the opinion of Messrs. Csaplar & Bok with respect to the opinion in paragraph (5) above insofar as it relates to the laws of the Commonwealth of Massachusetts and (C) upon the representations and warranties set forth herein, including, without limitation, in Section 8 hereof, with respect to matters of fact, and may state that no opinion is expressed as to laws other than laws of the State of New York (in the case of such special counsel's opinion), the State of Minnesota (in the case of Lessee's in-house or other counsel's opinion), the Commonwealth of Massachusetts (in the case of both of such opinions, and exclusively in reliance as aforesaid) and the Federal laws of the United States. Such counsel may assume that, except for the filings and recordations contemplated herein, there are no filings or recordations with respect to the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Supplement or the Trust Indenture with the Federal Aviation Administration, or of Uniform Commercial Code financing statements naming the Owner Trustee as a debtor in the filing offices of the Secretary of State of Minnesota, the Secretary of the Commonwealth of Massachusetts, or in such other filing offices in such other jurisdictions as shall be identified in such counsel's opinion.

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

                 (xii) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee and reasonably satisfactory as to scope and substance to such parties, from a counsel to the Manufacturer, with respect to the Manufacturer Documents, the Manufacturer's FAA Bills of Sale, the delivery of the Aircraft to Lessee and such other matters as such parties may reasonably request.

                (xiii) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to such parties, from Messrs. Csaplar & Bok, counsel for the Owner Trustee, to the effect that:

                           (1) The First National Bank of Boston is a national
                  banking association duly organized and validly existing in good standing under the laws of the United States of America, is a "citizen of the United States" within the meaning of
                  Section 101(16) of the Federal Aviation Act and has full power, authority and legal right to execute, deliver and carry out in its capacity as Owner Trustee or in its individual capacity, as the case may be, the terms of the Owner Trustee Documents other than the Secured Certificates;

                           (2) each of the Owner Trustee Documents other than
                  the Secured Certificates has been duly authorized, executed and delivered by The First National Bank of Boston, in its individual capacity, as Owner Trustee, or both, as the case may be, and each such agreement constitutes the legal, valid and binding obligation of The First National Bank of Boston, in its individual capacity, as Owner Trustee, or both, as the case may be, enforceable against The First National Bank of Boston, in its individual capacity, as Owner Trustee, or both, as the case may be, in accordance with its respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, in the case of indemnity provisions contained herein and therein, as limited by public policy considerations, and except that certain of the remedial provisions in the Lease and the Trust Indenture may be limited or rendered unenforceable by applicable laws, which laws, however, do not in the opinion of such counsel make the remedies provided in such document inadequate for the practical realization of the benefits provided thereby;

                           (3) the Secured Certificates have been duly
                  authorized and the Owner Trustee has duly issued, executed and delivered the Secured Certificates being issued and delivered on the Delivery Date pursuant to the terms and provisions of this Agreement;

                           (4) the execution, delivery and performance by the
                  Owner Trustee and by The First National Bank of Boston in its individual capacity, or both, as the case may be, of the Owner Trustee Documents and the consummation of the transactions by the Owner Trustee and by The First National Bank of Boston in its individual capacity contemplated thereby are not in violation of the Charter or By-Laws of The First National Bank of Boston or of any indenture, mortgage, credit agreement, license or other agreement or instrument known to such counsel to which The First National Bank of Boston in its individual capacity or as the Owner Trustee is a party or by which it is bound, or of any Federal or Massachusetts law, governmental rule or regulation governing the banking or trust powers of The First National Bank of Boston in its individual capacity or as the Owner Trustee or any judgment applicable to it and known to such counsel;

                           (5) neither the execution and delivery by the Owner
                  Trustee and, where appropriate, by The First National Bank of Boston in its individual capacity, or both, as the case may be, of the Owner Trustee's Documents nor the consummation of any of the transactions by the Owner Trustee, by The First National Bank of Boston in its individual capacity, or both, as the case may be, contemplated thereby (A) requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing Federal or Massachusetts law governing the banking or trust powers of The First National Bank of Boston in its individual capacity or as the Owner Trustee (except for filings pursuant to the Uniform Commercial Code, and except for compliance with requirements of the Federal Aviation Act as to which such counsel may express no opinion) or (B) contravenes any Federal or Massachusetts law, rule or regulation;

                           (6) assuming compliance with the applicable laws of
                  New York, the Trust Agreement, as supplemented by the Trust Supplement, duly creates for the benefit of the Owner Participant the trust interest in the Trust Estate which the Trust Agreement by its terms purports to create;

                           (7) assuming compliance with the applicable laws of
                  New York, the Trust Indenture duly creates for the benefit of the Indenture Trustee the security interests which the Trust Indenture purports to create; and the Indenture Trustee is entitled to the benefits and security afforded by the Trust Indenture;

                           (8) the Secured Certificates are valid and binding
                  obligations of the Owner Trustee, enforceable as against the Owner Trustee in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (9) assuming that Massachusetts law were to govern
                  the perfection of the security interests in the Trust Indenture Estate under the Trust Indenture, except for (i) the Indenture Trustee's taking of possession of the original counterparts of the Lease and the Lease Supplement covering the Aircraft (insofar as the Lease and the Lease Supplement covering the Aircraft may constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in Massachusetts)) and all monies and securities (including instruments) required to be deposited with the Indenture Trustee, and (ii) the filing of the Uniform Commercial Code financing statements with the Secretary of State of the Commonwealth of Massachusetts and the Boston City Clerk with respect to the security interests created in the Trust Indenture Estate under the Trust Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party, which filing has been duly effected, no other filing or recording or refiling or rerecording is necessary in the Commonwealth of Massachusetts to create, perfect or maintain the perfected status of such security interest (except for the timely filing of continuation statements in respect of such financing statements);

                         (10) based upon applicable Massachusetts statutory and
                  case law, the choice of New York law to govern the Participation Agreement, the Lease, and each other Operative Document to which the Owner Trustee or The First National Bank of Boston in its individual capacity, or both, is a party is, under the laws of the Commonwealth of Massachusetts, a valid choice of law and will be honored by the courts of the Commonwealth of Massachusetts;

                         (11) the Owner Trustee has received from Lessee such
                  title to the Aircraft as Lessee had immediately prior to the conveyance to the Owner Trustee, subject to the rights of the Owner Trustee and Lessee under the Lease and the security interest created pursuant to the Trust Indenture and the Trust Supplement; and

                         (12) no taxes, fees or other charges will be imposed
                  by Massachusetts or any political subdivision or taxing authority thereof on or with respect to the execution, delivery or performance of any of the Operative Documents, except such taxes, fees or other charges which would have been imposed had the Owner Trustee not been located in, and not performed its duties under the Trust Agreement or the Trust Indenture, in Massachusetts, and the trust created pursuant to the Trust Agreement will not be subject to any such taxes, fees or other charges on, based on or measured by the net income of the Trust Estate (as distinguished from the net income of the Owner Participant) solely by reason of the Owner Trustee's location in Massachusetts (assuming for purposes of this opinion that the Owner Participant, the Owner Trustee and the Trust Estate would not be subject to any such tax, fee or other charge if the Owner Trustee performed its duties under the Trust Agreement and the Trust Indenture from an office located outside Massachusetts).

         Such opinion shall be to such further effect with respect to such other matters incident to the matters covered thereby as the Loan Participants, the Owner Participant, the Indenture Trustee or Lessee may reasonably request. Such opinion may state that (A) no opinion is expressed as to laws other than the laws of the Commonwealth of Massachusetts and the Federal laws of the United States (other than the Federal Aviation Act except as it relates to U.S. citizenship) and
         (B) no opinion is expressed as to the priority of security interests or as to title to any part of the Trust Estate. Such opinion may assume (M) the due authentication of the Secured Certificates by the Indenture Trustee, (N) that the Operative Documents are legal, valid and binding under the laws of the State of New York and (O) the due authorization, execution and delivery of the Trust Agreement by the Owner Participant and of the other Operative Documents by each of the parties thereto other than The First National Bank of Boston in its individual capacity and as the Owner Trustee.

                 (xiv) The Loan Participants shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to such parties, from Messrs. Sidley & Austin, special counsel for the Owner Participant, and from the Owner Participant's in-house or other counsel to the collective effect that:

                           (1) the Owner Participant is a duly incorporated and
                  validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms of the Owner Participant Documents;

                           (2) the Owner Participant Documents have been duly
                  authorized, executed and delivered by the Owner Participant and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms;

                           (3) neither the execution and delivery by the Owner
                  Participant of the Owner Participant Documents nor the consummation of any of the transactions by the Owner Participant contemplated thereby (A) requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the United States or of the State in which the principal office of the Owner Participant is located (or any governmental subdivision thereof) (except as shall have been duly obtained or given, specifying the same), or (B) violates any law, governmental rule or regulation of the United States or the State in which the principal office of the Owner Participant is located (or any governmental subdivision thereof);

                           (4) assuming the due authorization, execution and
                  delivery thereof by the Owner Trustee and the other parties, if any, thereto (other than the Owner Participant in the case of this Agreement and the Trust Agreement), and the due authentication of the Secured Certificates by the Indenture Trustee, the Trust Agreement, as supplemented by the Trust Supplement, duly creates for the benefit of the Owner Participant the trust interest in the Trust Estate which the Trust Agreement by its terms purports to create, and the Owner Trustee Documents constitute legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms; and

                           (5) assuming the due authorization, execution and
                  delivery thereof by the Owner Trustee as aforesaid, the Trust Indenture duly creates for the benefit of the Indenture Trustee the security interests which the Trust Indenture purports to create and the Indenture Trustee is entitled to the benefits and security afforded by the Trust Indenture;

         and to such further effect with respect to such other matters or documents relating to the Owner Participant's obligations in connection with this Agreement as the Loan Participants, the Indenture Trustee, the Owner Trustee or Lessee may reasonably request. Such opinions may rely (A) in the case of the opinion of Messrs. Sidley & Austin, upon the opinion of in-house or other counsel for the Owner Participant with respect to the matters stated therein, provided such opinion of Messrs. Sidley & Austin states that such counsel believe that they, the Loan Participants, the Indenture Trustee, the Owner Trustee and Lessee are justified in relying upon such opinion of such other counsel, and (B) upon the representations and warranties set forth herein, including, without limitation, in Section 8 hereof, as to matters of fact. Such opinions may state that (M) no opinion is expressed as to laws other than the laws of the States of New York and Delaware, and the Federal laws of the United States, (N) no opinion is expressed as to the priority of security interests or as to title to any part of the Trust Estate, (O) the enforceability of the Owner Participant Documents and the Owner Trustee Documents against the Owner Participant and the Owner Trustee, respectively, (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (P) in the case of indemnity provisions contained in the Owner Participant Documents and the Owner Trustee Documents, as limited by public policy considerations and (Q) certain rights, remedies and waivers contained in the Owner Participant Documents and the Owner Trustee Documents may be limited or rendered unenforceable by applicable laws and judicial decisions governing such provisions, which laws and decisions, however, do not in the opinion of such counsel make the remedies (taken as a whole) provided in such documents inadequate for the practical realization of the benefits provided thereby, but no opinion is expressed as to the amount or priority of any recovery under any particular circumstances.

                  (xv) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to such parties, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to the effect that:

                           (1) the FAA Bill of Sale, the Lease with the Lease
                  Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and the Trust Indenture, with the Trust Agreement and the Trust Supplement attached thereto are in due form for recording by and have been duly filed for recordation with the Federal Aviation Administration in accordance with the provisions of the Federal Aviation Act;

                           (2) proper application for registration of the
                  Aircraft in the name of the Owner Trustee together with the affidavits of the Owner Trustee and the Owner Participant required by Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations and the Trust Agreement have been duly filed with the Federal Aviation Administration in accordance with the Federal Aviation Act, and such counsel is of the opinion that the Federal Aviation Administration will issue a Certificate of Aircraft Registration (AC Form 8050-3) in response to said application;

                           (3) the Owner Trustee is the owner of the legal
                  title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interests created by the Trust Indenture and such other Liens as are permitted by the Lease or this Agreement;

                           (4) the Trust Indenture as supplemented by the Trust
                  Supplement creates a duly and validly perfected first priority mortgage in the Aircraft and a duly perfected assignment of all the right, title and interest of the Owner Trustee in, to and under the Lease as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the Federal Aviation Administration pursuant to Section 503(a) of the Federal Aviation Act), subject only to the Lease and to Liens permitted by the Lease and the Trust Indenture, it being understood that no opinion need be expressed as to the validity or enforceability of such security interest or assignment under local law or as against third parties in respect of the Aircraft when the same is outside the United States;

                   (5) none of the Trust Indenture, the Trust Agreement, the
                  Trust Supplement, the Lease or the Lease Supplement is required to be filed or recorded in any other place within the United States in order to perfect the mortgage of the Aircraft or the assignment of the Lease as supplemented by the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the Federal Aviation Administration pursuant to

                  Section 503(a) of the Federal Aviation Act), under the applicable laws of any jurisdiction within the United States; and


                           (6) no authorization, approval, consent, license or
                  order of, or registration with, or giving of notice to, the FAA Aircraft Registry is required for the valid authorization, delivery or performance of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture and the Trust Supplement except for such authorizations, approvals, consents, licenses, orders, registrations, and notices as have been effected.

         Such opinion may state that no opinion is expressed as to laws other than the Federal laws of the United States, and may assume that the Aircraft is not registered in any other country. Said opinion may also contain a statement to the effect that such opinion is limited to the records maintained by the Federal Aviation Administration Aircraft Registry and does not cover liens that are perfected without the filing of notice thereof with the Federal Aviation Administration, such as Federal tax liens and liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens, and is subject to the accuracy of Federal Aviation Administration personnel in the filing, indexing and recording of instruments filed with the Federal Aviation Administration and in the search for encumbrance cross-reference index cards for the Engines. Said opinion may also rely on the opinion obtained by such counsel from the Aeronautical Center Counsel of the Federal Aviation Administration, satisfactory in form and scope to such counsel, and on past practice of the Federal Aviation Administration which is consistent with such Aeronautical Center Counsel opinion.

                 (xvi) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Owner Participant, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to such parties, from Messrs. Day, Berry & Howard, special counsel for the Indenture Trustee, to the effect that:

                           (1) The Connecticut Bank and Trust Company, National
                  Association, is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Indenture Trustee Documents and, in its capacity as Indenture Trustee, to authenticate the Secured Certificates to be delivered on the Delivery Date;

                           (2) the Indenture Trustee Documents, and the
                  authentication of the Secured Certificates to be delivered on the Delivery Date have been duly authorized by all necessary corporate action on the part of The Connecticut Bank and Trust Company, National Association, and neither the execution and delivery thereof nor the performance by The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture

                  Trustee, as the case may be, of any of the terms and provisions thereof will violate any Federal or Connecticut law or regulation relating to the banking or trust powers of The Connecticut Bank and Trust Company, National Association, or contravene or result in any breach of, or constitute any default under, the Charter or By-Laws of The Connecticut Bank and Trust Company, National Association;

                           (3) Neither the execution and delivery by The
                  Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee of the Indenture Trustee Documents, or the certificates of authentication on the Secured Certificates to be delivered on the Delivery Date, nor the performance by The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee, as the case may be, of any of the transactions contemplated thereby requires or required the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Federal or Connecticut governmental authority or agency governing the banking or trust powers of The Connecticut Bank and Trust Company, National Association; and

                           (4) Each of the Indenture Trustee Documents and the
                  certificate of authentication on the Secured Certificates delivered on the Delivery Date has been duly executed and delivered by The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee, as the case may be, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         and to such further effect with respect to such other matters incident to the matters covered thereby as the Loan Participants, the Owner Participant, the Owner Trustee and Lessee may reasonably request. Such opinion may state that no opinion is expressed as to laws other than the laws of the State of Connecticut and the Federal laws of the United States.

                (xvii) The Loan Participants shall have received from Messrs. White & Case, special counsel for the Loan Participants, a favorable opinion satisfactory in substance and form to the Loan Participants, as to such matters incident to the transactions contemplated hereby as such parties may reasonably request.

               (xviii) The Loan Participants and the Owner Participant shall have received a certificate signed by the President or any Vice President of Lessee, dated the Delivery Date, addressed to the Loan Participants and the Owner Participant and certifying as to the matters stated in paragraphs (viii), (x) (A) (insofar as it relates to Lessee) and (xxii) of this Section 4(a). Copies of the orders, permits, waivers, authorizations, exemptions and approvals referred to in Section 4(a)(viii) shall have been furnished to the Loan Participants and the Owner Participant.

                 (xix) The Owner Participant shall, by making its Commitment available as provided in Section 1(b) of this Agreement, be deemed to have reaffirmed the representations and warranties made by it in
         Section 8 of this Agreement.

                  (xx) The Owner Participant shall have received an opinion, in form and substance satisfactory to the Owner Participant, from AVMARK, Inc., independent aircraft appraisers, or such other recognized aircraft appraiser agreed upon by the Owner Participant and Lessee, to the effect that (A) the Aircraft will have, at the end of the Basic Term, (i) at least 20% of its original economic life remaining and
         (ii) a fair market value of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Interim Term and Basic Term or the terms of any purchase option provided in the Lease) and taking into account any costs to the Owner Trustee or the Owner Participant of removal and delivery of the Aircraft to the Owner Trustee at the end of the Basic Term; (B) the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost; (C) it will be commercially feasible for a third party to utilize the Aircraft at the end of the Basic Term; and
         (D) a reasonable current estimate of the fair market value of the Aircraft at February 23, 2011 taking a reasonable estimate of inflation and deflation into account is not more than 56.0% of Lessor's Cost.

                 (xxi) The Loan Participants and Owner Participant shall have received an independent insurance broker's report, in form and substance satisfactory to the Loan Participants and the Owner Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

                (xxii) On the Delivery Date it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

               (xxiii)   Lessor's Cost for the Aircraft shall be $127,500,000.

                (xxiv) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                 (xxv) The representations and warranties of the Indenture Trustee and the Loan Participants contained in Section 8 shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee addressed to such Participant and certifying as to the foregoing matters with respect to the Indenture Trustee.

                (xxvi) The Owner Participant shall have received from Messrs. Sidley & Austin, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transaction contemplated by the Operative Documents.

               (xxvii) In the opinion of the Owner Participant and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition, or change in or to the provisions of the Internal Revenue Code of 1986, as amended through the date hereof, and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date hereof, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 1 of the Tax Indemnity Agreement.

                  Promptly upon the registration of the Aircraft and the recording of the Trust Indenture, the Lease Supplement covering the Aircraft and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the FAA Bill of Sale, the Trust Indenture, such Lease Supplement, such Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

                  (b) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee, (B) to accept delivery of the Aircraft under the Lease and (C) to enter into its other Operative Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

                   (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

                  (ii) The conditions specified in Sections 4(a)(ii), 4(a)(iii) and 4(a)(iv) hereof shall have been satisfied.

                 (iii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in
         Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Secured Certificates) shall have been delivered to Lessee or its special counsel.

                  (iv) Lessee shall have received a copy of the resolutions or other instruments satisfactory to Lessee of the Board of Directors of the Owner Participant, or other evidence of authority satisfactory to Lessee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Owner Participant, duly authorizing or evidencing authority for the execution, delivery and performance by the Owner Participant of all of the Operative Documents to which the Owner Participant is a party, and a copy of the general authorizing resolutions of the boards of directors of the Indenture Trustee and the Owner Trustee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee and the Owner Trustee, respectively, which authorize the execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Documents and the Secured Certificates and by the Owner Trustee of the Owner Trustee Documents, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee as Lessee or its special counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                   (v) The representations and warranties of the Loan Participants, the Indenture Trustee, the Owner Participant and the Owner Trustee, contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively, addressed to Lessee and certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

                  (vi) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date and in each case in scope and substance satisfactory to Lessee and Lessee's special counsel.

                 (vii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                (viii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

                  (ix) In the opinion of Lessee and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended through the date hereof, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

                   (x) Lessee shall have received an opinion from a recognized independent aircraft appraiser selected by Lessee to the effect (A) that the Aircraft will have, at the end of the Basic Term, at least 25% of its economic life remaining, (B) the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost, (C) the fair market value of the Aircraft on the 20th anniversary of the Commencement Date (taking into account a reasonable estimate for inflation during the Interim Term and the Basic Term but without taking into account any purchase or renewal options provided in the Lease) is equal to or less than 56.0% of Lessor's Cost and to such other effect as Lessee shall reasonably require.

                  (xi) Lessee shall have been paid Lessor's Cost for the Aircraft.

                  SECTION 5. Confidentiality of Appraisal and Participation Agreement. The Owner Trustee, the Participants, the Certificate Holders and the Indenture Trustee shall keep the appraisal referred to in Section 4(a)(xx) hereof and this Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner Trustee's, a Loan Participant's, a Certificate Holder's, the

Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the Owner Trustee's, a Loan Participant's, a Certificate Holder's, the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having jurisdiction over them or
(D) such other Persons as reasonably deemed necessary by Owner Trustee, the Participants, the Certificate Holders or the Indenture Trustee in order to protect the interests of any of such parties or for the purposes of enforcing such documents by the Owner Trustee or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the appraisal referred to in Section 4(a)(xx) hereof and this Agreement which are permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted; and provided further that this Section 5 shall not apply to the Owner Participant with respect to the appraisal referred to in Section 4(a)(xx) hereof.

                  SECTION 6. Extent of Interest of Certificate Holders. No Certificate Holder (as defined in the Trust Indenture) shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the principal of and interest on all Secured Certificates held by such holder and all other sums payable to such holder hereunder, under the Trust Indenture and under such Secured Certificates shall have been paid in full. Each of the Loan Participants and, by its acceptance of a Secured Certificate, each Certificate Holder agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Article III of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to the Loan Participants or any Certificate Holder for any amounts payable under the Secured Certificates, the Trust Indenture or hereunder, except as expressly provided in the Operative Documents.

     (a) In General. Lessee represents, warrants and covenants to each of the Loan Participants, the Owner Trustee, the Indenture Trustee, and the Owner Participant that as of the Delivery Date:

                   (i) Lessee is a corporation duly organized and validly existing pursuant to the laws of the State of Minnesota; is an "air carrier" within the meaning of the Federal Aviation Act operating under a certificate of public convenience and necessity issued by the Civil Aeronautics Board; has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) located at Eagan, Minnesota; and has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations under the Lessee's Documents;

                  (ii) the execution, delivery and performance by Lessee of the Lessee Documents will, on the Delivery Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Delivery Date will have been duly obtained, and none of such agreements contravenes any law, judgment, government rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected;

                 (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Federal, State or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Delivery Date be in full force and effect (other than a flying time wire, all steps to obtain the issuance of which will have been, on the Delivery Date, taken or caused to be taken by Lessee) and (B) any normal periodic and other reporting requirements under the applicable rules and regulations of the Federal Aviation Administration to the extent required to be given or obtained only after the Delivery Date;

                  (iv) on the Delivery Date the Lessee Documents will each constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof (subject to the qualifications set forth in clause (4) of the form of opinion of special counsel to Lessee in Section 4(a)(xi));

                   (v) except as may have been disclosed prior to the date of execution and delivery hereof to the Loan Participants and the Owner Participant in writing by a letter delivered to the Loan Participants and the Owner Participant prior to the execution and delivery hereof and making reference to this Agreement, there are no pending or threatened actions or proceedings before any court or administrative agency which might materially adversely affect the financial condition or the ability of Lessee to perform its obligations under the Operative Documents;

                  (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, the Trust Indenture with the Trust Agreement and the Trust Supplement attached thereto and made a part thereof and the FAA Bill of Sale, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Minnesota and Massachusetts and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(xi) hereof, and (D) the taking of possession by the Indenture Trustee of the original counterpart of each of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect the Owner Trustee's title to and the Indenture Trustee's security interest in the Aircraft as against Lessee and any third parties in any applicable jurisdictions in the United States;

                 (vii) there has not occurred any event which constitutes an Event of Default under the Lease (or any event which with the giving of notice or the passage of time or both would constitute an Event of Default under the Lease) which is presently continuing;

                (viii) Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud either present or future creditors;

               (ix)(a) The consolidated statement of financial position of NWA Inc. ("NWA") and its consolidated subsidiaries as of December 31, 1989 and the related consolidated statements of earnings, cash flow and changes in financial position of NWA for the year then ended, which have been audited by independent certified public accountants, and (b) the consolidated statement of financial position of Wings Holdings, Inc. ("Holdings") and its consolidated subsidiaries as of June 30, 1990 and the related consolidated statements of earnings, cash flow and changes in financial position for the six-month period then ended, copies of which have been furnished to the Owner Participant and each Loan Participant, fairly present the financial condition of NWA and of Lessee (or in the case of the June 30, 1990 statements, Holdings, NWA and Lessee) as at such date and the results of operations and cash flow of NWA and of Lessee (or in the case of the June 30, 1990 statements, Holdings, NWA and Lessee) for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied and since June 30, 1990 there has been no material adverse change to the financial condition, earnings, cash flow or results of operation of Holdings, NWA or Lessee;

                   (x) on the Delivery Date, the Owner Trustee will receive good and marketable title to the Aircraft free and clear of all Liens, except Liens permitted by clause (v) of Section 6 of the Lease, the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture and the beneficial interest of the Owner Participant in the Aircraft;

                  (xi) none of the proceeds from the issuance of the Secured Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System;

                 (xii) Lessee is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

                (xiii) On the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft; and

                 (xiv) Lessee is not in material breach of any agreement to which it is a party, which breach would have a material adverse effect on the financial condition of Lessee or materially adversely affect the ability of Lessee to perform its obligations under the Operative Documents.

                  (b)  General Tax Indemnity [Intentionally Omitted].

                  (c) General Indemnity. [Reserved]

                  (d) Income Tax. For purposes of this Section 7, the term Income Tax means any Tax based on or measured by income or receipts (other than sales or use Taxes) (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items), and Taxes which are capital, doing business, excess profits or net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

                  SECTION 8. Representations, Warranties and Covenants. (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf has directly or indirectly offered any interest in the Trust Estate or any Secured Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended.

                  (b) Lessee represents and warrants that neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, not more than 10 institutions believed capable of evaluating and bearing the risks of investment in the transaction contemplated hereby and not more than 35 banking and non-bank financial institutions and finance corporations that are not "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. Lessee represents that neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any Secured Certificate or Secured Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the Loan Participants and not more than 10 institutions believed capable of evaluating and bearing the risks of investment in the transaction contemplated hereby.

                  (c) Each of the Owner Participant and The First National Bank of Boston, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act. The Owner Participant agrees, solely for the benefit of Lessee and the Loan Participants, that if (i) it shall cease to be, or believes itself likely to cease to be, a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation

Act and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft. It is agreed that: (A) the Owner Participant shall be liable to pay on request to each of the other parties hereto and to each holder of a Secured Certificate for any damages suffered by any such other party or holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(c) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to pay on request to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 8(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(c). The First National Bank of Boston, in its individual capacity, agrees that if at any time a responsible officer or responsible employee of the Corporate Trust Department of The First National Bank of Boston shall obtain actual knowledge that The First National Bank of Boston has ceased to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section
9.01 of the Trust Agreement. If the Owner Participant or The First National Bank of Boston, in its individual capacity, does not comply with the requirements of this Section 8(c), the Owner Trustee, the Indenture Trustee and the Participants hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

                  (d) The First National Bank of Boston in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are kept is Boston, Massachusetts. The First National Bank of Boston in its individual capacity agrees that it will not change the location of such office to a location outside of Boston, Massachusetts without prior written notice to all parties. The First National Bank of Boston in its individual capacity further represents and warrants that (A) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee, and (B) the Trust Agreement, and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the other Owner Trustee Documents, when executed and delivered, shall have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee. The First National Bank of Boston in its individual capacity represents that it has not offered any interest in the Trust Estate or any Secured Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and that no responsible officer or responsible employee of the Corporate Trust Department of The First National Bank of Boston has knowledge of any such offer or solicitation except as described in Section 8(b).

                  (e) Each Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Secured Certificates for sale to, or solicited any offer to buy any Secured Certificate from, any person or entity.

                  (f) The Owner Participant and each of the Loan Participants agree that, if, at any time after the Depreciation Period, (i) Lessee has requested their consent to the registration of the Aircraft, at Lessee's expense, in a country other than the United States in the name of the Owner Trustee (or, if appropriate in the name of Lessee or a Sublessee as a "lessee" or a "sublessee") and (ii) they have not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant and the Loan Participants will not unreasonably withhold their consent to such change of registration (it being agreed that if such country is not the United Kingdom, a member of the European Economic Community or a party to the Convention on the International Recognition of Rights in Aircraft, Geneva, 1948, Lessee's inability to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant and the Loan Participants) of counsel acceptable to the Owner Participant and the Loan Participants in such proposed country of registry to the effect that the courts of such country would give effect to the title, registry and priority of the lien under the Trust Indenture substantially to the same extent as if such country were a party to said Convention shall constitute reasonable grounds for a determination that such country would not provide such protection), and if said consent is given, the Owner Participant and the Loan Participants will instruct, respectively, the Owner Trustee and the Indenture Trustee to take whatever action is necessary or appropriate to effectuate such change of registration; provided, however, that prior to any such change in the country of registry of the Aircraft, the Owner Participant and the Loan Participants shall have received:

                   (i) assurances reasonably satisfactory to them (A) to the effect that the insurance provisions of the Lease have been complied with after giving effect to such change of registry, (B) of the payment by Lessee of any expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Loan Participants in connection with such change of registry, (C) to the effect that the original indemnities in favor of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Loan Participants, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continued status of the Trust Indenture as a first priority lien on the Trust Indenture Estate, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Loan Participants, the Indenture Trustee, the

         Owner Trustee (or any successor, assign or affiliate thereof) or the Trust Estate pursuant to Section 7(b) hereof and (F) that such new country of registry imposes aircraft maintenance standards not materially different from those of the FAA; and

                  (ii) a favorable opinion of counsel reasonably satisfactory to the Owner Participant and the Loan Participants in the new jurisdiction of registry (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee, or the Loan Participants to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is available to cover such risk), and (D) to such further effect with respect to such other matters as the Owner Participant or the Loan Participants may reasonably request.

                  (g) The Owner Participant represents and warrants to Lessee, the Indenture Trustee, the Loan Participants and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

                   (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

                  (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to financing or the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of the Owner Participant under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

                 (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof (subject to the qualifications set forth in clause (2) of the opinion of special counsel to the Owner Participant in Section 4(a)(xiv));

                  (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Documents; and

                   (v) upon the execution and delivery of the Trust Indenture, the lien of the Trust Indenture on the collateral purported to be created thereby will be free and clear of Lessor Liens attributable to the Owner Participant.

                  (h) Each of The First National Bank of Boston in its individual capacity and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of The First National Bank of Boston in its individual capacity and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of The First National Bank of Boston in its individual capacity and the Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof but excluding Taxes referred to in Section 7(b)(ii)(3) hereof.

                  (i) The Connecticut Bank and Trust Company, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitute gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses (as such terms are defined in Section 7 hereof) which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or
(D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the

Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, any borrowing pursuant to Section 9 hereof or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                  (j) Each Loan Participant represents, warrants, covenants and agrees as to itself: (i) that this Agreement has been duly authorized, executed and delivered by such Loan Participant and this Agreement constitutes a legal, valid and binding obligation of such Loan Participant enforceable against such Loan Participant in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) that such Loan Participant is duly organized and validly existing under the laws of a State in the United States except that Algemene Bank Nederland N.V. represents and warrants that it is a duly organized and validly existing banking institution under the laws of the Netherlands acting through its Cayman Islands branch; and (iii) that such Loan Participant has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement.

                  (k) Each Loan Participant represents and warrants that the Secured Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Secured Certificate issued to it), provided, that the disposition of its property shall at all times be and remain within its control, except that the Loan Participants may sell, transfer or otherwise dispose of any Secured Certificate or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act of 1933, as amended.

                  (l) The Indenture Trustee, and by acceptance of the Secured Certificates the Certificate Holders, hereby (i) agree that for purposes of the application of Section 1111(b) of Title 11 of the United States Code or any successor provision or any comparable provisions that the "debtor" in any bankruptcy proceeding involving the assets held or administered pursuant to the Trust Agreement shall be strictly limited to the Trust Estate (excluding the Excluded Payments) and (ii) make (and hereby agree to make), with respect to the Trust Indenture Estate, the election provided for in Section 1111(b)(2) of Title 11 of the United States Code. It is hereby agreed by the Indenture Trustee, and by the acceptance of the Secured Certificates the Certificate Holders hereby agree, that if (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision or any comparable proceeding, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to the holder(s) of the Secured Certificates or to the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation

Agreement), to make payment on account of any amount payable as principal or interest on the Secured Certificates and (iii) any holder(s) of the Secured Certificates or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then such holder(s) or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. It is hereby further agreed by the Indenture Trustee, and by acceptance of the Secured Certificates the Certificate Holders hereby further agree, that if at any time any of such parties shall have a right to any Excess Payment, such right shall be expressly subject to and subordinate to the rights of the Owner Trustee and the Owner Participant to recover the Owner Participant's interest in the Trust Estate. For purposes of this Section 8(l), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by the holder(s) of the Secured Certificates or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 8(l) shall prevent the holder of a Secured Certificate or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Agreement or the Trust Indenture (and any exhibits or annexes thereto).

                  (m) The Indenture Trustee represents, in its individual capacity, to Lessee, the Owner Trustee and each Participant as follows:

                   (i) it is a "citizen of the United States" as defined in
         Section 101(16) of the Federal Aviation Act, will notify promptly all parties to this Agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture if it should cease to be a "citizen of the United States";

                  (ii) it is a national banking association duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Secured Certificates to be delivered on the Delivery Date;

                 (iii) the Indenture Trustee Documents, and the authentication of the Secured Certificates to be delivered on the Delivery Date have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Connecticut law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its Charter or By-Laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

                  (iv) each of the Indenture Trustee Documents has been duly executed and delivered by The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee, as the case may be, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against The Connecticut Bank and Trust Company, National Association, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights.

                  (n) The Owner Participant will not, directly or indirectly, sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) Lessee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that such transfer will not result in any risk of loss of the benefits (including, without limitation, recapture of investment tax credit) to, or any increase in the tax liability of, Lessee and (2) received from the Owner Participant so seeking to transfer such right, title or interest reasonably satisfactory indemnification for any loss of tax benefits to, and increase in the tax liability of, Lessee. A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $60,000,000 or a corporation whose Net Worth is at least $60,000,000 determined in accordance with generally accepted accounting principles, or (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Loan Participants, the Indenture Trustee and Lessee a guaranty with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Loan Participants, the Indenture Trustee and Lessee, the Owner
Participant's obligations hereunder, including but not limited to, under
Section 8(c) and Section 8(h) hereof, in form and substance reasonably satisfactory to Lessee, the Owner Trustee and the Majority in Interest of Certificate Holders; provided, however, that any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of Section 101(16) of the Federal
Aviation Act, and has full power and authority to enter into the transactions contemplated hereby, (N) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to Lessee, the Owner Trustee, the Indenture Trustee and the Loan Participants an opinion of counsel in form and substance reasonably satisfactory to such persons as to the due authorization, delivery, legal, valid and binding effect and enforceability of the agreement or agreements referred to in the next clause with respect to the Transferee, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, the Majority in Interest of Certificate Holders, Lessee and the Indenture Trustee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Owner Participant Documents (to the extent of the participation so transferred to it) and makes the representations and warranties made by the Owner Participant thereunder, (P) such transfer does not affect registration of the Aircraft under the Federal Aviation Act, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provision of the Securities Act of 1933, as amended, or any other applicable Federal or state law, (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, Amortization Deductions, FSC Benefits and ACRS Deductions and the risk of any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, and (R) the transferor Owner Participant pays all of its expenses (including, without limitation, fees and expenses of counsel) incurred by the transferor Owner Participant in connection with such transfer and causes to be paid all of the expenses (including, without limitation, fees and expenses of counsel) incurred by the Transferee in connection with such transfer. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, it shall give 25 days' prior written notice thereof to the Loan Participants, the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee. For purposes of this paragraph, "Net Worth" shall mean the excess of total assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

                  (o) Notwithstanding the provisions of Section 8(x) hereof, unless waived by the Loan Participants, Lessee shall not be entitled to assume the Secured Certificates on a Termination Date or on the date for purchase of the Aircraft pursuant to Section 19(d) of the Lease if on such Termination Date or such date pursuant to Section 19(d) of the Lease an Event of Default shall have occurred and be continuing or any condition or event shall exist which, with the passage of time or giving of notice or both, would become such an Event of Default.

                  (p) The First National Bank of Boston and The Connecticut Bank and Trust Company, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                  (q)(A) Each Participant represents and warrants that it is not acquiring its interest in the Trust Estate, any Secured Certificate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of any "plan" within the meaning of Section 4975(e)(1) of the Code. Each Loan Participant agrees that it will not transfer any Secured Certificate (or any part thereof) to any entity (except pursuant to Section
2.14 of the Trust Indenture) unless such entity (A) makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such Secured Certificate (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and ERISA) or (B) at the election of the transferee, provides the Owner Participant and Lessee with such information as is reasonably sufficient to enable the Owner Participant and Lessee to determine that such transfer will not cause the Owner Participant, Lessee or such entity to engage in a prohibited transaction (as so defined). The Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity (A) makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such right, title and interest (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and ERISA) or (B) at the election of the transferee, provides the Loan Participant and Lessee with such information as is reasonably sufficient to enable the Loan Participant and Lessee to determine that such transfer will not cause the Loan Participant, Lessee or such entity to engage in a prohibited transaction (as so defined).

                  (B) Lessee represents and warrants that: none of (i) the execution and delivery of this Agreement, (ii) the initial purchase by the Loan Participant of the Secured Certificates, and (iii) the initial acquisition by the Owner Participant of its beneficial interest in the Trust Estate will involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A) through (D) of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in subparagraph (A) of this Section 8(q).

                  (r) Each Participant, the Owner Trustee and the Indenture Trustee agrees for the benefit of the Manufacturer and Lessee that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Secured Certificates (including by way of participation or assignment of an interest, provided such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) or the Owner Participant's beneficial interest in the Trust Estate and any exercise of remedies under the Lease and the Trust Indenture), (C) with the prior written consent of the Manufacturer and Lessee, (D) to the Owner Trustee's, the Indenture Trustee's and each Participant's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, and (E) in the case of the Owner Trustee, it may disclose so much of the Purchase Agreement as has been assigned to it under the Purchase Agreement Assignment and not specifically reserved to Lessee under Section 1 thereof, to bona fide potential purchasers of the Aircraft.

                  (s)      [Intentionally omitted]

                  (t) Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it.

                  (u) The Connecticut Bank and Trust Company, National Association, in its individual capacity covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Trust Indenture Estate or the Trust Estate. The Connecticut Bank and Trust Company, National Association, in its individual capacity agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. The Connecticut Bank and Trust Company, National Association, in its individual capacity agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Indenture Estate or the Trust Estate resulting from such Indenture Trustee's Liens.

                  (v) The First National Bank of Boston in its individual capacity represents and warrants that:

                   (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

                  (ii) the lien of the Trust Indenture on the collateral purported to be created thereby will be free and clear of Lessor Liens attributable to The First National Bank of Boston in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or any part of the Trust Estate or the Trust Indenture Estate resulting from any act or claim against The First National Bank of Boston in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the Operative Documents, including any Lien resulting from the nonpayment by The First National Bank of Boston in its individual capacity of any Taxes (as defined in Section 7(b)(i) hereof) imposed or measured by its net income;

                 (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to The First National Bank of Boston in its individual capacity and which is presently continuing;

                  (iv) it is a banking association duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into and perform its obligations under each of the Owner Trustee Documents;

                   (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

                  (vi) each of the Owner Trustee Documents has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, each thereof is the legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights.

                  (w) The Owner Participant covenants and agrees that if (i) Lessee has elected pursuant to Section 9(a)(2) of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(c) of the Lease and (ii) the Owner Trustee has, pursuant to Section 9(c) of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft and
(iii) the Owner Trustee has failed to make, on or before the Termination Date, any payment required to be made by the Owner Trustee pursuant to Section 9(c) in connection with its retention of title to the Aircraft, the Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and any fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by the Owner Trustee. The Owner Participant further covenants and agrees to pay those costs and expenses specified to be paid by the Owner Participant pursuant to Exhibit E to the Lease.

                  (x) Each of the Owner Participant, the Owner Trustee, the Indenture Trustee, each Loan Participant and Lessee covenants and agrees that if Lessee elects (a) to terminate the Lease pursuant to Section 9(a) of the Lease and to purchase the Aircraft pursuant to Section 9(b) of the Lease, (b) to purchase the Aircraft pursuant to Section 19(b) of the Lease or (c) to terminate the Lease and purchase the Aircraft pursuant to Section 19(d) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Secured Certificates each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Secured Certificates, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee. Lessee agrees that if it so elects to purchase the Aircraft pursuant to Section 9(b) of the Lease and assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Secured Certificates, the Aircraft will not thereafter be the subject of any leveraged-lease or sale and lease-back transaction in which Lessee or any Affiliate of Lessee is the lessee, a sublessee or a guarantor of the obligations of any lessee or sublessee.

                  (y) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                   (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a citizen of the United States as defined in Section 101(16) of the Federal Aviation Act and shall be a United States certificated air carrier under Section 401 of the Federal Aviation Act of 1958, as amended;

                  (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and each Participant an agreement in form and substance reasonably satisfactory to such Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Purchase Agreement Assignment and the Tax Indemnity Agreement to be performed or observed by Lessee;

                 (iii) immediately after giving effect to such transaction, no Default or Event of Default under the Lease shall have occurred and be continuing; and

                  (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and each Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel reasonably satisfactory to the Participants, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(y) and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(y), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(y) from its liability in respect of any Operative Document to which it is a party.

                  (z) Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Lessee will notify the Owner Trustee, the Owner Participant and the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

                  (aa) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amounts, Stipulated Loss Value and Termination Value, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

                  (bb) The Owner Participant hereby agrees with Lessee, and only with Lessee, and not for the benefit of any other party to this Participation Agreement, that it will pay in full to Lessee upon the termination of the Lease the funds required for the payment of that portion, if any, of the Reimbursement Amount for which Lessee has not previously received an offset pursuant to Section 3(g) of the Lease. The Owner Participant shall also have the right to reimburse Lessee at any time for all or any portion of the Reimbursement Amount for which Lessee has not received an offset pursuant to Section 3(g) of the Lease.

                  (cc) The Owner Participant hereby agrees to notify Lessee or cause Lessee to be notified by telex or telegram not later than 10:00 a.m. New York time on the third Business Day prior to the day for which an Excess Amount is indicated stating whether or not the Owner Participant intends to pay such Excess Amount in full by 10:30 A.M. (New York time) on the due date.

                  (dd) The Loan Participants agree to notify each of the Indenture Trustee, the Owner Trustee, the Owner Participant and Lessee of the actual interest expected to accrue on the Secured Certificates during each Interest Period promptly after the commencement of such Interest Period and after the occurrence of any event that would cause such actual interest expected to accrue during such Interest Period to change from the amount previously notified.

                  (ee) The Owner Participant hereby agrees with Lessee that it will pay, or cause to be paid, all costs and expenses that are for the account of the Owner Trustee pursuant to Section 5(d) of the Lease.

                  (ff)     [Intentionally omitted]

                  (gg) The Bank hereby represents to each party hereto that it is not (i) a citizen or resident of the United States, as defined in Section 7701(a)(9) of the Code, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

                  (hh) The Bank and each subsequent Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Secured Certificate unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Lessee, the Owner Trustee and the Owner Participant) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Trust Indenture (including, without limitation, the representations and covenants set forth in Section 8(e), 8(j) (or, alternatively, 8(gg)), 8(k), 8(l), 8(q)(A), and 8(t) hereof and this Section 8(hh) and Sections 2.03, 2.14 and 4.03 of the Trust Indenture).

                  (ii) Lessee agrees that with respect to each Sublease having a term of longer than three months, Lessee shall provide the Sublessee of such Sublease with a copy of the Lease, and each such Sublease shall contain, in boldface type, the language set forth in Exhibit A attached hereto.

                  SECTION 9. Certain Covenants of Owner Participant, Loan Participants and Owner Trustee Concerning Reoptimization. (a) In the event of an adjustment to Basic Rent pursuant to Section 3(d) of the Lease, the Owner Participant shall, pursuant to this Section 9 and in accordance with the requirements of Section 3(d) of the Lease and Section 2.13 of the Trust Indenture, reoptimize the debt payment structures. Within forty-five Business Days after the need for an adjustment to Rent has been established pursuant to
Section 3 of the Lease, the Owner Participant shall deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Reoptimization Certificate") setting forth the proposed revised schedules of debt amortization and Basic Rent, Excess Amounts, Stipulated Loss Value and Termination Value percentages. Within forty-five days of its receipt of the Reoptimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Reoptimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Reoptimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee (M) to execute a Lease Supplement setting forth the reoptimized Basic Rent, Excess Amounts, Stipulated Loss Value and Termination Value percentages, and (N) to exchange new Secured Certificates containing reoptimized amortization schedules for the Secured Certificates outstanding immediately prior to such reoptimization.

                  (b) In connection with reoptimization adjustments of Basic Rent, Stipulated Loss Value and Termination Value percentages pursuant to this
Section 9 and Section 3(d) of the Lease, (M) each Loan Participant will agree to changes in the amortization schedule of the Secured Certificates, and (N) each Loan Participant will exchange the Secured Certificates held by it immediately prior to such reoptimization for new Secured Certificates containing reoptimized amortization schedules; provided, that such changes do not (X) change the final maturity of any Secured Certificates except that such final maturity may be extended up to an additional two years in connection with the first refinancing under Section 17 hereof or (Y) reduce Basic Rent, the Stipulated Loss Value or the Termination Value percentages below the amount necessary (together with the Excess Amount and all other amounts simultaneously payable by Lessee) to permit payment of all amounts payable pursuant to the Secured Certificates or (Z) increase or decrease the weighted average lives of the Secured Certificates as of the Commencement Date by more than 1.5 years; provided, further, that changes in the amortization schedule may be made on two occasions only.

                  SECTION 10. Other Documents. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee and the Loan Participants to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; and (B) agrees with Lessee, the Loan Participants and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, so long as the Lease has not been terminated, the Indenture Trustee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (i) amend or modify Article III or IX of the Trust Indenture, (ii) make any amendment which will affect the stated principal amount or interest on the Secured Certificates or (iii) amend or modify the provisions of Sections 2.05 or 10.05 of the Trust Indenture. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Notwithstanding anything to the contrary contained herein, in the Trust Agreement or in any other Operative Document, the Owner Participant will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

                  SECTION 11. Certain Covenants of Lessee. Lessee covenants and agrees with each of the Loan Participants, the Owner Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

                  (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration, and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority.

                  (b) Lessee will cause the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, all supplements and amendments to the Trust Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Trust Supplement and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; first, the FAA Bill of Sale, second, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached, and third, the Trust Indenture, with the Trust Agreement and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Loan Participants, the Owner Trustee and the Indenture Trustee with copies of certified copies of the foregoing documents as promptly as practicable following the issuance of same by the Federal Aviation Administration.

                  SECTION 12. Owner for Federal Tax Purposes. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for Federal income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for Federal income tax purposes.

                  SECTION 13. Certain Definitions; Notices; Consent to Jurisdiction. (a) Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease. The term "Trust Office" shall have the meaning set forth in the Trust Agreement and the term "Trust Indenture Estate" shall have the meaning set forth in the Trust Indenture. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time.

                  (b) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid Telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this
Section 13(b). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(b), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex, TWX or telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee or the Owner Participant, to the respective addresses set forth below the signatures of such parties at the foot of this Agreement, or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Secured Certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

                  (c) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and
(B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. Lessee hereby generally consents to service of process at Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention:
Managing Attorney, or such office of Lessee in New York City as from time to time may be designated by Lessee in writing to the Owner Participant, the Owner Trustee, and the Indenture Trustee.

                  SECTION 14. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes (as defined in Section 7(b) hereof) for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant and the Loan Participants may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Loan Participants shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and (D) the Owner Participant and the Loan Participants shall have received an opinion or opinions of counsel (satisfactory to the Owner Participant and the Loan Participants), in scope, form and substance satisfactory to the Owner Participant and the Loan Participants to the effect that (I) the trust, as thus removed, shall remain a validly established trust,
(II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Loan Participants, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause
(A) of this sentence), (IV) such removal will not result in any Loss of Interest Deductions or MACRS Deductions or FSC Benefits or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 4 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (V) if such removal involves the replacement of the Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Loan Participants and to the Owner Participant covering the matters described in Section 4(a)(xiii) hereof and (VI) covering such other matters as the Loan Participants and the Owner Participant may reasonably request, and (E) Lessee shall indemnify and hold harmless the Owner Participant and the Loan Participants on a net after-tax basis against any and all reasonable and actual costs and expenses including counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by the Owner Trustee, the Owner Participant, and the Loan Participants in connection with such change of situs.

                  SECTION 15. Miscellaneous. (a) Each of the Loan Participants and the Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or the Indenture Trustee.

                  (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee and the Owner Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, the Loan Participants', the Indenture Trustee's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Loan Participants and the Owner Participant, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Loan Participant in any Secured Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

                  (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee and its successors and assigns, each Loan Participant and its successors and assigns, the Owner Participant and its successors and assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance. This Agreement is being delivered in the State of New York.

                  (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

                  SECTION 16. Expenses. (a) Invoices and Payment. Each of the Owner Trustee, the Indenture Trustee, the Owner Participant, Lessee and the
Loan Participants shall
promptly submit to the Owner Trustee for its prompt approval (which shall not be unreasonably withheld) copies of invoices of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than October 15, 1990). The Owner Participant agrees to transfer to the Owner Trustee promptly but in any event no later than November 1, 1990 such amount as shall be necessary in order to enable the Owner Trustee to pay Transaction Expenses. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by it promptly upon receipt thereof.

                  (b) Payment of Other Expenses. Notwithstanding the provisions of Section 16(a), Lessee agrees to pay the fees, expenses and disbursements of Messrs. Cadwalader, Wickersham & Taft, special counsel for Lessee. The fees, expenses and disbursements of Messrs. Cadwalader, Wickersham & Taft shall not constitute Transaction Expenses.

                  SECTION 17.  Refinancings

                  (a) Lessee shall have the right to refinance the Secured Certificates no more than four times by giving written notice to the Owner Participant and the Owner Trustee that there be effected a voluntary redemption of the Secured Certificates by the Owner Trustee, whereupon the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing operation (including the terms of any debt to be issued in connection with such refinancing); provided, that the terms, conditions and other circumstances relating to any such refinancing shall not, in the opinion of the Owner Participant, be such that could have a material adverse effect on the Owner Participant; and provided, further, that no such refinancing shall require an increase in the amount of the Owner Participant's investment in the beneficial ownership of the Aircraft. Upon such agreement:

                  (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Secured Certificates will be redeemed, any new debt will be issued and the other aspects of such refinancing will be consummated (such date, the "Refinancing Date") and (ii) the following information calculated pursuant to the provisions of paragraph (6) of this Section 17(a): (A) subject to the limitations set forth in this Section 17, the proposed adjusted Debt/Equity Ratio, (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages. The Refinancing Certificate shall not provide for a Debt/Equity Ratio of more than 4:1. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), as to the Debt/Equity Ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages (such information, whether as set forth or as so determined, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (5) below;

                  (2) the appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with such sale or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information which amount shall be equal to the aggregate principal amount of all Secured Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") except that the principal amount of New Debt may exceed the principal amount of all outstanding Secured Certificates in connection with the first refinancing under this Section 17, (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Secured Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee;

                  (3) Lessee shall give the notice to the Indenture Trustee pursuant to Section 2.11 of the Trust Indenture and Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                  (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Secured Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

                  (5) unless otherwise agreed by the Owner Participant, Lessee shall pay all of the expenses of such refinancing (including the fees, expenses and disbursements of counsel); and

                  (6) when calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains the Owner Participant's Net Economic Return (except to the extent the assumptions referred to in the definition of "Net Economic Return" have been altered since the Delivery Date in connection with an adjustment to Rents pursuant to Section 3(d) of the Lease or such assumptions are the subject of the recalculations being conducted by the Owner Participant), and (B) minimizes the Net Present Value of Rents to Lessee to the extent possible consistent with clause (A). All adjustments to Basic Rent shall also be in compliance with the tests of Section Section 4.02(5), 4.07 and 4.08(1) of Rev. Proc. 75-28 (provided that the test of Rev. Proc.

75-28 Section 4.08(1) shall be applied on a prospective basis from the date of such adjustment) and no such adjustment shall cause the Lease to constitute a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code.

                  (b) The Secured Certificates shall not be subject to voluntary redemption by the Owner Trustee without the consent of Lessee except as set forth in Section 2.14 of the Trust Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                        NORTHWEST AIRLINES, INC.,
                          Lessee

                        By:
                            -------------------------------------------
                        Title:
                        Address:   Minneapolis/St. Paul
                                  International Airport
                                  St. Paul, Minnesota  55111
                                  Attn:  Chief Financial Officer
                        Telex No.  29-7024
                        Answerback:  NWAIR STP A

                        [_______________________],
                          Owner Participant

                        By:
                            -------------------------------------------
                        Title:
                        Address:


                        Telecopy No.:


                        THE CONNECTICUT BANK AND TRUST COMPANY,
                        NATIONAL ASSOCIATION,
                          Indenture Trustee

                        By:
                            -------------------------------------------
                        Title:
                        Address:    One Constitution Plaza
                                  Hartford, CT  06115
                                  Attn: Corporate Trust Department
                       Telex No. 6813218 CBT HFD
                       Telecopy: (203) 244-6999


                                -Signature Page-

                        THE FIRST NATIONAL BANK OF BOSTON
                        not in its individual capacity,
                        except as expressly provided herein,
                        but solely as Owner Trustee,
                          Owner Trustee


                        By:
                            -------------------------------------
                        Title:
                        Address:  Corporate Trust Division
                                  Blue Hills Office Park
                                  150 Royall Street
                                  Canton, Massachusetts 02021
                                  Attn: Manager - Corporate Trust

                        [__________________________________],
                          Loan Participant



                        By:
                            -------------------------------------
                        Title:


                        By:
                            -------------------------------------
                        Title:
                        Address:



                        Telex:
                        Answerback:
                        Telecopy:





                                -Signature Page-

                                   SCHEDULE I

                              Names and Addresses

Lessee:                 Northwest Airlines, Inc.

                        Minneapolis/St. Paul International Airport
                        St. Paul, Minnesota 55111

                        Attn:  Chief Financial Officer
                        Telex:  29-7024
                        Answerback:  NWAIR STP A

Owner Participant:




Indenture Trustee:      The Connecticut Bank and Trust Company,
                        National Association
                        One Constitution Plaza
                        Hartford, CT  06115

                        Attn:  Corporate Trust Department
                        Telecopy:  (203) 244-6999

Owner Trustee:         The First National Bank of Boston
                        Corporate Trust Division
                        Blue Hills Office Park
                        150 Royall Street
                        Canton, Massachusetts 02021

                        Attn:  Manager - Corporate Trust
                        Telex:  499-6527
                        Answerback:  BOSBK BSN
                        Telecopy:  (617) 575-2078

                        Payments made to the Owner Trustee as
                        provided in Section 3(f) of the Lease
                        shall be made to The First National
                        Bank of Boston,
                        Attn: Corporate Trust Division;
                        reference: Northwest Airlines, Inc.
                        Trust 1990 A

Loan Participant:





                                  SCHEDULE II
                                  Commitments

                                                       Percentage of
Loan Participant:                                      Lessor's Cost
- ----------------                                       -------------


                                                       -------------


Owner Participant:
- -----------------



                                                       -------------

Total Commitments:                                         100%

                                                                       EXHIBIT A
                                                                TO PARTICIPATION
                                                                       AGREEMENT
                                                                     [NW 1990 A]

                  SUBLESSEE HEREBY ACKNOWLEDGES, ACCEPTS AND AGREES: (I) THAT SUBLESSEE HAS RECEIVED AND REVIEWED THE LEASE AGREEMENT [NW 1990 A] DATED AS OF AUGUST 23, 1990 (THE "HEAD LEASE") BETWEEN NORTHWEST AIRLINES, INC., AS LESSEE THEREUNDER ("SUBLESSOR"), AND THE FIRST NATIONAL BANK OF BOSTON, IN ITS CAPACITY AS TRUSTEE, AS LESSOR THEREUNDER ("HEAD LESSOR"), WITH RESPECT TO THE BOEING 747-451 AIRCRAFT BEARING ORIGINAL UNITED STATES REGISTRATION NUMBER N669US (THE "AIRCRAFT") BEING SUBLEASED BY SUBLESSEE HEREUNDER; (II) TO BE BOUND BY THE TERMS OF THE HEAD LEASE; (III) THAT HEAD LESSOR IS THE OWNER OF THE AIRCRAFT; (IV) THAT THE PROVISIONS OF THIS SUBLEASE AND SUBLESSEE'S RIGHTS HEREUNDER (INCLUDING SUBLESSEE'S RIGHT TO QUIET ENJOYMENT OF THE AIRCRAFT) ARE SUBJECT AND SUBORDINATE TO THE TERMS OF THE HEAD LEASE AND HEAD LESSOR'S RIGHTS THEREUNDER; (V) THAT IN THE EVENT THAT THERE IS AN EVENT OF DEFAULT (AS DEFINED IN THE HEAD LEASE) UNDER THE HEAD LEASE, HEAD LESSOR SHALL BE ENTITLED TO EXERCISE ALL OF HEAD LESSOR'S RIGHTS HEREUNDER, UNDER THE HEAD LEASE AND UNDER APPLICABLE LAW WITH RESPECT TO THE AIRCRAFT (INCLUDING REPOSSESSION OF THE AIRCRAFT), WHICH RIGHTS MAY BE EXERCISED NOTWITHSTANDING (X) COMPLIANCE BY SUBLESSEE WITH THE TERMS OF THIS SUBLEASE OR THE HEAD LEASE OR (Y) ANY COVENANT OF QUIET ENJOYMENT FOR THE BENEFIT OF SUBLESSEE CONTAINED IN THIS SUBLEASE OR THE HEAD LEASE; AND (VI) THAT IN THE EVENT THAT SUBLESSEE SUFFERS ANY DAMAGE OR LOSS (INCLUDING CONSEQUENTIAL DAMAGES AND THE LOSS OF THE BENEFIT OF A BARGAIN) IN CONNECTION WITH THE EXERCISE BY HEAD LESSOR OF ANY OF HEAD LESSOR'S RIGHTS SPECIFIED IN THE FOREGOING CLAUSES OR IN THE HEAD LEASE OR UNDER APPLICABLE LAW, SUBLESSEE SHALL HAVE A CLAIM WITH RESPECT TO ANY SUCH DAMAGE OR LOSS SOLELY AGAINST SUBLESSOR AND NOT AGAINST THE AIRCRAFT, HEAD LESSOR, THE OWNER PARTICIPANT (AS DEFINED IN THE HEAD LEASE), THE OWNER TRUSTEE (AS SO DEFINED), THE LOAN PARTICIPANTS (AS SO DEFINED), THE INDENTURE TRUSTEE (AS SO DEFINED) OR ANY AFFILIATE (AS SO DEFINED) OF THE FOREGOING.